Second Amendment to Loan and Security Agreement

This Second Amendment to Loan and Security Agreement (this “Second Amendment”) is made and entered into as of the 25th day of March, 2022, by and between Old Plank Trail Community Bank, N.A., a national banking association, with an office located at 5300 W. 95th Street, Oak Lawn, Illinois 60453 (“Lender”), and Halo, Purely for Pets, Inc., a Delaware corporation, with its chief executive office located at 12400 Race Track Road, Tampa, Florida 33626 (“Borrower”).

W I T N E S S E T H:

Whereas, prior hereto, Lender provided certain loans, extensions of credit and other financial accommodations (the “Financial Accommodations”) to Borrower pursuant to (a) that certain Loan and Security Agreement dated as of January 6, 2021, as amended by that certain First Amendment to Loan and Security Agreement dated as of August 13, 2021, each by and between Lender and Borrower (collectively, the “Loan Agreement”), and (b) the other documents, agreements and instruments referenced in the Loan Agreement or executed and delivered pursuant thereto;

Whereas, Borrower desires Lender to, among other things, (a) modify the pricing of the Loans, (b) modify certain financial covenants, (c) release Bona Vida as a Guarantor under the Loan Agreement, and (d) permit TruPet to merge with and into Borrower, with Borrower being the surviving entity (the “Merger”) and obtain Lender’s consent to same (collectively, the “Additional Financial Accommodations”); and

Whereas, Lender is willing to provide the Additional Financial Accommodations, but solely on the terms and subject to the provisions set forth in this Second Amendment and the other agreements, documents and instruments referenced herein or executed and delivered pursuant hereto.

Now, Therefore, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as set forth in this Second Amendment.

I. Definitions.

A. Use of Definitions. Except as expressly set forth in this Second Amendment, all terms which have an initial capital letter where not required by the rules of grammar are defined in the Loan Agreement.

B. Amended Definitions. Effective as of the Second Amendment Effective Date, as hereinafter defined, Section 1.1 of the Loan Agreement is hereby amended by substituting the definitions set forth below for the corresponding definitions set forth in the Loan Agreement:

“Applicable Margin” means (i) with respect any Index Rate Loan, the rate per annum equal to 2.85%, and (ii) with respect to Prime Rate Loans, the rate per annum equal to 1.50%.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois and when determined in connection with notices and determinations with respect of the Index Rate or any Index Rate Loan or any funding, conversion, continuation, interest period or payment of any Index Rate Loan.

“Guarantors” means Parent, TruPet and each other Person that signs a Guaranty in favor of Lender to secure the Liabilities.

C. New Definitions. Effective as of the date of this Second Amendment, Section 1.1 of the Loan Agreement is hereby amended by adding the following new definitions thereto in the appropriate alphabetical order:

“Index Rate” shall mean the rate per annum equal to the daily Federal Funds Rate (as reset on a daily basis, on each business day of the month, based on the latest business day for which such rate is available) as reported in Federal Reserve Bank Publication H.15 (519) published by the Board of Governors of the Federal Reserve System of New York or any successor publication. Notwithstanding anything contained herein, in no event shall the Index Rate be less than zero percent (0.00%): provided if the Index Rate as herein defined would be less than zero (0.00%), the Index Rate shall be deemed to be zero (0.00%).

“Index Rate Loan” means all or any portion of a Loan which bears interest at the Index Rate plus the Applicable Margin.

“Second Amendment Effective Date”: shall mean March 25, 2022.

D. Deleted Definitions. From and after the Second Amendment Effective Date, LIBOR Loans shall no longer be available to Borrower with respect to the Loans. Accordingly, effective as of the Second Amendment Effective Date, the definitions of “Benchmark”, “Benchmark Replacement”, “Benchmark Replacement Conforming Changes”, “Benchmark Transition Event”, “Early Opt-in Election”, “LIBOR Loan”, and “LIBOR Rate”, are hereby deleted in their entirety.

II. Amendment to Loan Agreement. Effective as of the Second Amendment Effective Date, the Loan Agreement is hereby amended as follows:

A.Interest Rates. Section 2.3(A) of the Loan Agreement is hereby amended by deleting Section 2.3(A) in its entirety and substituting therefor the following:

“(A) Interest Rates.

1.Borrower hereby promises to pay interest on the unpaid principal amount of the Revolving Loan as provided in Section 3.1 below at the floating per annum rate of interest equal to the greater of (a) the Index Rate plus the Applicable Margin, or (b) two and one-half of one percent (2.5%) per annum, until the date such Loans are paid in full.

2.Borrower hereby promises to pay interest on the unpaid principal amount of Term Loan A as provided in Section 3.1 below at the floating per annum rate of interest equal to the greater of (a) the Index Rate plus the Applicable Margin, or (b) two and one-half of one percent (2.5%) per annum, until the date such Loans are paid in full.

3.Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount of the Loans shall, at Lender’s option bear interest at the Default Rate.

4.With respect to any Index Rate Loan:

a. The Index Rate is not necessarily the lowest rate charged by Lender on its loans. Lender will tell Borrower the current Index Rate upon Borrower’s request. The interest rate on the Loans is subject to change from time to time based on changes in the Index Rate which such interest rate changes will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well.

b.If Lender determines, in its sole discretion, that the Index Rate has become unavailable or unreliable, either temporarily, indefinitely, or permanently, during the term of this Loan Agreement, Lender may amend this Loan Agreement by designating a substantially similar substitute index. Lender may also amend and adjust the Applicable Margin to accompany the substitute index. The change to the Applicable Margin may be a positive or negative value, or zero. In making these amendments, Lender may take into consideration any then-prevailing market convention for selecting a substitute index and margin for the specific Index Rate that is unavailable or unreliable. Such an amendment to the terms of this Loan Agreement will become effective and bind on Borrower ten (10) Business Days after Lender gives written notice to Borrower without any action or consent of Borrower. Under no circumstances will the interest rate on the Loans be more than the maximum rate allowed by applicable law.

c.If any Regulatory Change (whether or not having the force of law) shall (1) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (2) subject Lender or the Index Rate Loans to any tax or change the basis of taxation of payments to Lender of principal or interest due from Borrower to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (3) impose on Lender any other condition regarding the Index Rate Loans or Lender’s funding thereof, and Lender shall determine in its sole discretion (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the Index Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then Borrower shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine in its sole discretion are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.”

B. Financial Covenant. Section 9.4(A) of the Loan Agreement is hereby amended by deleting Section 9.4(A) of the Loan Agreement in its entirety and substituting therefor the following:

“(A) Minimum Liquidity. Borrower shall maintain Liquidity, tested as of the last day of each fiscal quarter beginning March 31, 2022, of not less than (i) $13,000,000, as of the last day of each fiscal quarter ending March 31, 2022, through and including the last day of the fiscal quarter ending December 31, 2022, and (ii) $12,000,000 as of the last day of the fiscal quarter ending March 31, 2023, and as of the last day of each fiscal quarter thereafter. For purposes of clarification, Fixed Charge Coverage Ratio shall not be tested from and after the Second Amendment Effective date.”

III. Lender’s Consent to the Merger. Borrower intends to complete the Merger on or before December 31, 2022 (the “Merger Date”). Notwithstanding Section 9.3(B) of the Loan Agreement and subject to satisfaction of the conditions precedent set forth in Section V of this Second Amendment, based upon the representations, warranties and covenants contained herein, Lender hereby consents to the Merger; provided, however, such consent is conditioned upon (a) no Unmatured Event of Default or Event of Default existing as of the Merger Date or being caused by the Merger, and (b) the Merger is consummated on or before the Merger Date.

IV. Release of Bona Vida as a Guarantor. Borrower hereby represents, warrants and covenants unto Lender that Bona Vida (i) is, has been for the previous 12 months, and will be through the date of its dissolution, a dormant company with de minimus assets and no operations, (ii) currently does not have, and shall not at any time hereafter have, any assets that are that are used or useful in Borrower’s business in any respect (excluding assets that will be transferred to Borrower prior to Bona Vida’s dissolution), and (iii) has not within the previous 12 months, and will not at any time hereafter, transact or conduct any business with Borrower of any kind. In reliance upon the foregoing representations, warranties and covenants, effective upon the satisfaction of the conditions precedent set forth in Section IV above, Lender hereby (y) releases Bona Vida from its covenants, duties and obligations under the Guaranty, and (z) releases its security interest in the de minimus assets of Bona Vida existing as of the date hereof. To the extent any of the representations or warranties set forth in this Section III are inaccurate or misleading in any respect, or any covenant set forth in this Section III is violated, the releases and terminations set forth herein shall be null and void ab initio, and all of Bona Vida’s obligations, liabilities and liens under the Guaranty, shall be reinstated. Except as expressly set forth above with respect to Bona Vida and its assets, nothing herein shall be deemed a release or termination by Lender of any other liabilities, obligations, liens, agreements, documents or instruments.

V. Conditions Precedent. Lender’s obligation to provide the Additional Financial Accommodations to Borrower is subject to the full and timely performance of the following conditions precedent:

A. Borrower executing and delivering, or causing to be executed and delivered to Lender, the following documents, each of which shall be in form and substance acceptable to Lender:

i.a fully executed original of this Second Amendment;

ii.a Company General Certificate executed and delivered by Borrower to Lender;

iii.a Reaffirmation of Guaranty and Security Agreement executed and delivered by Guarantors to Lender; and

iv.such other agreements, documents and instruments as Lender may reasonably request.

B. No Event of Default or Unmatured Event of Default exists under the Loan Agreement, as amended by this Second Amendment;

C. No claims, litigation, arbitration proceedings or governmental proceedings not disclosed in writing to Lender prior to the date hereof shall be pending or known to be threatened against Borrower and no known material development not so disclosed shall have occurred in any claims, litigation, arbitration proceedings or governmental proceedings so disclosed which in the opinion of Lender is likely to materially or adversely affect the financial position or business of Borrower or the capability of Borrower to pay its obligations and liabilities to Lender; and

D. There shall have been no material or adverse change in the business, financial condition or results of operations since the date of Borrower’s most recently delivered financial statements to Lender.

VI. Conflict. If, and to the extent, the terms and provisions of this Second Amendment contradict or conflict with the terms and provisions of the Loan Agreement, the terms and provisions of this Second Amendment shall govern and control; provided, however, to the extent the terms and provisions of this Second Amendment do not contradict or conflict with the terms and provisions of the Loan Agreement, the Loan Agreement, as amended by this Second Amendment, shall remain in and have its intended full force and effect, and Lender and Borrower hereby affirms, confirms and ratifies the same.

VII. Severability. Wherever possible, each provision of this Second Amendment shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Second Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed herefrom and such invalidity or unenforceability shall not affect any other provision of this Second Amendment, the balance of which shall remain in and have its intended full force and effect. Provided, however, if such provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to be modified so as to be valid and enforceable to the maximum extent permitted by law.

VIII. Reaffirmation. Borrower hereby reaffirms and remakes all of the representations, warranties, covenants, duties, obligations and liabilities contained in the Loan Agreement, as amended hereby.

IX. Fees, Costs and Expenses. Borrower agrees to pay, upon demand, all fees, costs and expenses of Lender, including, but not limited to, reasonable attorneys’ fees, in connection with the preparation, execution, delivery and administration of this Second Amendment and the other agreements, documents and instruments executed and delivered in connection herewith or pursuant hereto.

X. Reservation of Rights. Lender continues to reserve all of its rights and remedies, including all security interests, assignments and liens pursuant to the Loan Agreement and the Other Agreements, as well as any rights and remedies at law, in equity or otherwise. Nothing contained in this Second Amendment shall be or be deemed a waiver of any presently existing or any hereafter arising or occurring breach, default or event of default, nor shall preclude the subsequent exercise of any of Lender’s rights or remedies.

XI. Choice of Law. This Second Amendment has been delivered and accepted in Chicago, Illinois, and shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of law as to all matters, including matters of validity, construction, effect, performance and remedies.

XII. Counterpart. This Second Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A facsimile or email transmitted executed counterpart to this Second Amendment and the other agreements, documents and instruments executed in connection herewith will be deemed an acceptable original for purposes of consummating this Second Amendment and such other agreements, documents and instruments; provided, however, Borrower shall be required to deliver to Lender original executed signature pages in substitution for said facsimile or email transmitted signature pages upon Lender’s request therefor.

XIII. Waiver of Jury Trial. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY.

[signature page follows]

In Witness Whereof, Lender and Borrower have caused this Second Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

Old Plank Trail Community Bank, N.A., a national banking association By: /s/ Sean Broderic Name: Sean Broderic Title: Vice President	Halo, Purely for Pets, Inc., a Delaware corporation By: /s/ Robert Sauermann Name: Robert Sauermann Title: Executive Vice President
[Signature page to Second Amendment]